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                                                                    EXHIBIT 99.1
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SAIBER SCHLESINGER SATZ & GOLDSTEIN
One Gateway Center - 13th Floor
Newark, New Jersey  07102-5311
(973) 622-3333
Attorneys for Defendants
PHP Healthcare Corporation and
Pinnacle Health Enterprises, L.L.C.

                                             SUPERIOR COURT OF NEW JERSEY
                                             CHANCERY DIVISION: MIDDLESEX COUNTY
                                             DOCKET NO.:  C-275-98
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 JAYNEE LaVECCHIA, Commissioner of the Department  :
 of Banking and Insurance and LEN FISHMAN,                Civil Action
 Commissioner of the Department of Health and      :
 Senior Services,
                                                   :
          Plaintiffs,                                     ORDER
                                                   :
          v.
                                                   :
 HIP OF NEW JERSEY, INC. d/b/a HIP HEALTH PLAN OF
 NEW JERSEY, PHP HEALTHCARE CORPORATION and        :
 PINNACLE HEALTH ENTERPRISES, L.L.C.
                                                   :
          Defendants.
                                                   :

                                                   :
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          THIS MATTER having been opened to the Court on the joint application of plaintiffs Jaynee LaVecchia, Commissioner of the Department of Banking and Insurance, Len Fishman, Commissioner of the Department of Health and Senior Services (the "plaintiffs") (Peter G. Verniero, Attorney General of New Jersey, Josh Lichtblau and Eileen Stokley, appearing), HIP of New Jersey, Inc. ("HIP") (Gage Andretta of Wolff & Samson, P.C., appearing), PHP Healthcare Corporation ("PHP") and Pinnacle Health Enterprises, L.L.C. ("PHE") (David J. D'Aloia of Saiber Schlesinger
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Satz & Goldstein, LLC, appearing) (collectively, the "parties"), for an Order approving a Standstill Agreement between the parties to allow the parties to develop, in conjunction with their financial advisers and counsel, a plan to address HIP's current financial condition, and counsel for the parties having appeared before the Court; and

          IT APPEARING to the Court that the parties have reached the following Standstill Agreement:

          1. All parties agree that for a period of two weeks ending on November 18, 1998, there will be a complete standstill by all parties of any activity in this action, no other court actions or filings will be made by the parties, all terms of the temporary restraints entered by the Court on October 27, 1998 that are not inconsistent with the terms set forth herein shall remain in full force and effect, and PHP/PHE will not file a voluntary petition in bankruptcy. All claims and defenses of all parties are preserved and the time periods associated with asserting such claims or defenses are tolled during the standstill period. PHP/PHE's motion to dissolve restraints will be adjourned to November 20, 1998 at 1:30 p.m. and the return date of the Order to Show Cause will be adjourned to December 3, 1998 at 1:30 p.m.

          2. During the standstill period, all communications between the parties, their consultants and counsel, that involve negotiations of a financial plan or issues involved in the litigation shall be deemed confidential settlement negotiations and inadmissible as provided by federal and/or New Jersey Evidence Rule 408; provided, however, that if PHP/PHE develops a recovery plan that is not accepted by the Departments, the plan itself and any formal response thereto by either Department may be submitted by any party to the Court in any litigation.

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          3.      During the standstill period, PHP/PHE will keep the Health
Centers as currently staffed open and available to HIP members and will use its best efforts to promptly replace staff who resign, provided it continues to receive the semi-monthly capitation payments with half of each such payment being paid into the segregated account maintained by PHP/PHE and used solely to pay provider claims with a weekly accounting of such payments being provided to HIP and the Departments commencing on November 9, 1998, and the balance being paid to PHP/PHE to pay the costs of operating the Health Centers, its own administrative costs and capitation payments.

          4. PHP/PHE will establish a dialogue with the Commissioners, their staff and HIP to explore a global restructuring of the financial relationships among the parties. The parties to this dialogue will include NationsBank, management personnel, as well as professionals retained by PHP/PHE for this purpose, including attorneys, accountants and financial advisors. The substance of the negotiations will include (i) a review of the HIP-PHP/PHE relationship, including HIP's satisfaction of its statutory minimum net worth requirement; (ii) a plan to deal with outstanding payments due to providers, including any additional funding from NationsBank and other sources of capital;
(iii) a plan to deal with PHP's convertible debt issue; (iv) a plan to address concerns relating to any deterioration in the provision of health care services and supplies; and (v) issues raised by the Commissioners, and any HIP proposed modifications, relating to the existing relationship and the accountability of all parties to the regulators. These negotiations will commence as soon as practicable, with meetings to be held as often during the two-week standstill as possible.

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          IT FURTHER APPEARING that good cause exists for and all parties consent to the entry of this Order;

          IT IS on this 9th day of November, 1998

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          ORDERED as follows:

          1. The Standstill Agreement between the parties as set forth above is hereby approved.

          2. PHP/PHE shall provide notice to providers of services to HIP members of the pendency of these proceedings, the relief sought by the plaintiffs, the temporary restraints entered by the Court by Order dated October 27, 1998 and this Standstill Agreement.

          3. PHP/PHE shall designate a communication liaison to whom inquiries from providers and claimants may be directed. The communication liaison shall be Michael Starr, Acting President of PHE, who may be reached at the following number (732)937-7803. Inquiries by providers and/or claimants concerning the status of these proceedings or payment are not to be directed to the Court.

          4. PHP/PHE shall publish this Order in the next available issue of the New Jersey Law Journal and New Jersey Lawyer.

          5. A copy of this Order shall be served upon all counsel of record within 3 days of the date on which it is received.

                              /s/ Jack L. Lintner
                              ----------------------------
                                JACK L. LINTNER, J.S.C.

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